As filed with the Securities and Exchange Commission on November 14, 2006.

Registration No. 333-138352

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOCKHEED MARTIN CORPORATION

(Exact name of Registrant as specified in its charter)

Maryland	3760	52-1893632
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

6801 Rockledge Drive

Bethesda, Maryland 20817

(301) 897-6000

(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

David A. Dedman

Associate General Counsel

6801 Rockledge Drive

Bethesda, Maryland 20817

Telephone: (301) 897-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Tracy Kimmel

Glenn C. Campbell

King & Spalding LLP

1185 Avenue of the Americas

New York, New York 10036

(212) 556-2100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on the Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
6.15% Notes due 2036, Series B	$1,079,230,000	100%	$1,079,230,000	$115,478(2)

(1)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.
(2)	Previously paid.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not complete this exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

Subject to Completion, dated November 14, 2006

LOCKHEED MARTIN CORPORATION

Offer to Exchange up to $1,079,230,000 in Principal Amount of 6.15% Notes due 2036, Series B, that have been registered under the Securities Act of 1933 for

any and all outstanding 6.15% Notes due 2036, that have not been registered under the Securities Act of 1933

The Exchange Offer

•	Lockheed Martin Corporation will exchange all of its 6.15% Notes due 2036, which we refer to as the old notes, that are validly tendered and not validly withdrawn for an equal amount of 6.15% Notes due 2036, Series B, which we refer to as the new notes, that are freely tradable in integral multiples of $1000.

•	We issued the outstanding old notes on August 30, 2006, in a transaction not requiring registration under the Securities Act of 1933, as amended. We are offering you new notes in order to satisfy certain of our obligations under the registration rights agreement entered into in connection with that transaction.

•	The exchange offer will expire at 5:00 p.m., New York City time, on , 2006, unless extended by us.

•	All old notes validly tendered and not validly withdrawn pursuant to the exchange offer will be exchanged. For each old note validly tendered and not validly withdrawn pursuant to the exchange offer, the holder will receive a new note having a principal amount equal to that of the tendered old note.

•	Tenders of old notes may be withdrawn at any time before the expiration date of the exchange offer.

•	We will not receive any proceeds from the exchange offer.

•	The exchange of the old notes for the new notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

The New Notes

•	The terms of the new notes are substantially identical to the old notes, except that the new notes have been registered under the Securities Act, and the transfer restrictions and exchange offer provisions relating to the old notes do not apply to the new notes.

•	The new notes will mature on September 1, 2036. The new notes will bear interest at the rate of 6.15% per annum. We will pay interest on the new notes on March 1 and September 1 of each year, beginning March 1, 2007.

•	The new notes will be our direct, unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated obligations. See “Description of the New Notes—Ranking.”

•	The new notes will be redeemable at the redemption price described under “Description of the New Notes—Optional Redemption.”

•	The new notes will not be listed on any national securities exchange or automated dealer quotation system and currently, there is no established public trading market for the new notes.

For a discussion of factors you should consider before you decide to participate in the exchange offer, see “ Risk Factors” beginning on page 6.

We are not asking you for a proxy, and you are requested not to send us a proxy.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2006

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended, which we refer to as the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 80 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. No person has been authorized to give any information or make any representations in connection with the exchange offer, other than the information and those representations contained or incorporated by reference in this prospectus or in the accompanying letter of transmittal. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information provided by this prospectus or the documents incorporated by reference herein is accurate as of any date other than the date of such prospectus or incorporated documents, regardless of the date you receive them.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

In connection with the securities offered by this prospectus, we filed a registration statement on Form S-4 under the Securities Act with the Securities and Exchange Commission, or SEC. This prospectus, filed as part of the registration statement, does not contain all the information included in the registration statement and the accompanying exhibits and schedules. For further information with respect to the notes and us, you should refer to the registration statement and the accompanying exhibits. Statements contained in this prospectus regarding the contents of any contract or any other documents are not necessarily complete, and you should refer to a copy of the contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by the actual contents of the contract or other document referred to.

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, and accordingly file periodic reports, proxy and information statements and other information with the SEC. Materials we file with the SEC may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available to the public over the Internet at the SEC’s web site at www.sec.gov. In addition, because our common stock is listed on the New York Stock Exchange, reports and other information concerning us can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our SEC filings also are available free of charge from our web site at www.lockheedmartin.com. Information contained on our web site or any other web site is not incorporated into this prospectus and does not constitute a part of this prospectus.

We are “incorporating by reference” into this prospectus certain information we file with the SEC, which means we are disclosing important information to you by referring you to those documents. The following documents we filed with the SEC are incorporated into this prospectus by reference:

i

(1)	our Annual Report on Form 10-K for the year ended December 31, 2005;

(2)	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006; and

(3)	our Current Reports on Form 8-K filed on April 27, 2006, June 27, 2006, August 31, 2006 and November 2, 2006.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference in this prospectus. Information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC prior to the termination of the offering will automatically update and supersede information in this prospectus and in our other filings with the SEC. Information we elect to furnish to but not file with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus and does not constitute part of this prospectus.

We will provide without charge upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference, except that exhibits to such documents will not be provided unless they are specifically incorporated by reference into such documents. Requests for copies of any such document should be directed to:

Lockheed Martin Corporation

6801 Rockledge Drive

Bethesda, Maryland 20817

Attention: Corporate Secretary

Telephone: (301) 897-6000

If you would like to request documents, in order to ensure timely delivery you must do so at least five business days before the expiration of the exchange offer period, initially scheduled for 5:00 pm New York City time on                     , 2006. This means you must request this information no later than                      , 2006.

ii

SUMMARY

This summary represents a summary of all material terms of the exchange offer and highlights selected information from this prospectus and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all the information that is important to you. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the new notes and the exchange offer. As used in this prospectus, unless otherwise indicated, “Lockheed Martin,” “the company,” “we,” “our” and “us” are used interchangeably to refer to Lockheed Martin Corporation or to Lockheed Martin Corporation and its consolidated subsidiaries, as appropriate to the context.

Lockheed Martin Corporation

Lockheed Martin Corporation principally researches, designs, develops, manufactures, integrates, operates and sustains advanced technology systems, products and services. We serve customers in domestic and international defense and civil markets, with our principal customers being agencies of the U.S. Government. We were formed in 1995 by combining the businesses of Lockheed Corporation and Martin Marietta Corporation.

In 2005, 85% of our net sales were made to the U.S. Government, either as a prime contractor or as a subcontractor. Our U.S. Government sales were made to both Department of Defense (DoD) and non-DoD agencies. Sales to foreign governments (including foreign military sales funded, in whole or in part, by the U.S. Government) amounted to 13% of net sales in 2005, while 2% of our net sales were made to commercial customers (mainly launch services and satellites).

We operate in five principal business segments. Following is a brief description of the activities of each business segment:

Aeronautics – Engaged in the design, research and development, systems integration, production, sustainment, support and upgrade of advanced military aircraft and related technologies. Our customers include the military services of the United States and allied countries throughout the world. Major products and programs include the 5th Generation F-35 Joint Strike Fighter and F-22 air dominance attack and multi-mission combat aircraft; the F-16 multi-role fighter; the C-130J tactical transport aircraft; the C-5 strategic airlift aircraft; and support for the F-117 stealth fighter and special mission and reconnaissance aircraft (e.g., P-3 Orion, S-3 Viking and U-2). We also produce major components for the F-2 fighter and are a co-developer of the C-27J tactical transport aircraft and the T-50 advanced jet trainer.

Electronic Systems – Engaged in the design, research, development, integration, production and sustainment of high performance systems for undersea, shipboard, land and airborne applications. Major product lines include: missiles and fire control systems; air and theater missile defense systems; surface ship and submarine combat systems; anti-submarine and undersea warfare systems; avionics and ground combat vehicle integration; systems integration and program management for fixed and rotary-wing aircraft systems; radars; platform integration systems; homeland security systems; surveillance and reconnaissance systems; advanced aviation management solutions; security and information technology solutions; and simulation and training systems.

Space Systems – Engaged in the design, research, development, engineering and production of satellites, strategic and defensive missile systems and launch services. The Satellite product line includes both government and commercial satellites. Strategic & Defensive Missile Systems include airborne and missile defense technologies and fleet ballistic missiles. Launch Services include launches on Atlas, Proton and Titan launch vehicles, and also include the Space Shuttle’s external tank.

Integrated Systems & Solutions – Engaged in the design, research, development, integration and management of net-centric solutions supporting the command, control, communications, computers, intelligence, surveillance and reconnaissance (C4ISR) activities of the DoD, intelligence agencies, other federal agencies and allied countries. IS&S provides technology, full life-cycle support and highly specialized talent in the areas of software and systems engineering, including expertise in space, air and ground systems. IS&S serves as our focal point for customers with joint and net-centric operations requiring overarching architectures, horizontal systems integration, software development and inter-connected capabilities for the gathering, processing, storage and delivery of on-demand information for mission management, modeling and simulation, and large-scale systems integration. In that role, IS&S operates the Center for Innovation, a state-of-the-art facility for modeling and simulation.

Information & Technology Services – Engaged in a wide array of information technology (IT), IT-related, and other technology services to federal agencies and other customers. Major product lines include: IT integration and management; enterprise solutions; application development, maintenance and consulting for strategic programs for the DoD and civil government agencies; aircraft and engine maintenance and modification services; management, operation, maintenance, training and logistics support for military, homeland security and civilian systems; launch, mission and analysis services for military, classified and commercial satellites; engineering, science and information services for NASA; and research, development, engineering and science in support of nuclear weapons stewardship and naval reactor programs.

Our principal executive offices are located at 6801 Rockledge Drive, Bethesda, Maryland 20817-1877, and our telephone number is (301) 897-6000. Our website home page on the Internet is www.lockheedmartin.com. We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference into this prospectus.

The Exchange Offer

On August 30, 2006, Lockheed Martin Corporation issued $1,079,230,000 aggregate principal amount of its 6.15% notes due 2036, or the old notes, in a transaction exempt from registration under the Securities Act. In connection with this transaction, we entered into a registration rights agreement with the holders of the old notes in which we agreed to commence this exchange offer. Accordingly, you may exchange your old notes for new notes which have substantially the same terms. We refer to the old notes and the new notes together as the notes. The following is a summary of the exchange offer. For a more complete description of the terms of the exchange offer, see “The Exchange Offer” in this prospectus.

Securities Offered	$1,079,230,000 aggregate principal amount of our 6.15% Notes due 2036, Series B, registered under the Securities Act. The terms of the new notes offered in the exchange offer are substantially identical to those of the old notes, except that the transfer restrictions, exchange offer provisions and related additional interest provisions relating to the old notes do not apply to the new notes.

The Exchange Offer	We are offering new notes in exchange for a like principal amount of our old notes. We are offering these new notes to satisfy our obligations under a registration rights agreement which we entered into with the initial holders of the old notes. You may tender your outstanding notes for exchange by following the procedures described under the heading “The Exchange Offer.” The exchange offer is not subject to any federal or state regulatory requirements other than securities laws.

Expiration Date; Tenders; Withdrawal	The exchange offer will expire at 5:00 p.m., New York City time, , 2006, unless we extend it. You may withdraw any old notes that you tender for exchange at any time prior to the expiration date of the exchange offer. We will accept any and all old notes validly tendered and not validly withdrawn on or before the expiration date. See “The Exchange Offer—Procedures for Tendering Old Notes” and “—Withdrawal of Tenders of Old Notes” for a more complete description of the tender and withdrawal period.

United States Federal Income Tax Considerations	Your exchange of old notes for new notes to be issued in the exchange offer will not result in any gain or loss to you for United States federal income tax purposes. See “U.S. Federal Income Tax Considerations” for a summary of United States federal income tax consequences associated with the exchange of old notes for new notes.

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.

Exchange Agent	The Bank of New York. The address and telephone number of the exchange agent for the exchange offer are set forth in the section entitled “The Exchange Offer—Exchange Agent” of this prospectus.

Shelf Registration	If applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer, or upon the request of holders of old notes under certain circumstances, we will be required to file, and use our best efforts to cause to become effective, a shelf registration statement under the Securities Act which would cover resales of old notes. See “Description of the New Notes—Registration Rights.”

Consequences of Your Failure to Exchange Your Old Notes	Old notes that are not exchanged in the exchange offer will continue to be subject to the restrictions on transfer that are described in the legend on the old notes. In general, you may offer or sell your old notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. We do not currently intend to register the old notes under the Securities Act (except as discussed in the next sentence). Following consummation of the exchange offer, we will not be required to register under the Securities Act any old notes that remain outstanding except in the limited circumstances in which we are obligated to file a shelf registration statement for certain holders of old notes not eligible to participate in the exchange offer pursuant to the registration rights agreement. If your old notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your old notes. See “Description of the New Notes—Registration Rights.”

Consequences of Exchanging Your Old Notes; Who May Participate in the Exchange Offer	Based on interpretations of the staff of the SEC, we believe that you will be allowed to resell the new notes that we issue in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act if:

• you are acquiring the new notes in the ordinary course of your business;

• you are not participating in and do not intend to participate in a distribution of the new notes;

• you have no arrangement or understanding with any person to participate in a distribution of the new notes; and

• you are not one of our “affiliates,” as defined in Rule 405 under the Securities Act.

If any of these conditions are not satisfied, you will not be eligible to participate in the exchange offer, you should not rely on the interpretations of the staff of the SEC in connection with the exchange offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of your notes.

If you are a broker-dealer and you will receive new notes for your own account in exchange for old notes that you acquired as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of the new notes. See “Plan of Distribution” for a description of the prospectus delivery obligations of broker-dealers in the exchange offer.

Conditions of the Exchange Offer	Notwithstanding any other term of the exchange offer, or any extension of the exchange offer, we do not have to accept for exchange, or exchange new notes for, any old notes, and we may terminate the exchange offer before acceptance of the old notes, if in our reasonable judgment:

• the exchange offer would violate applicable law or any applicable interpretation of the staff of the SEC; or

•        any action or proceeding has been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer or, in any such action or proceeding, any material adverse development has occurred with respect to us; or

• we have not obtained any governmental approval which we deem necessary for the consummation of the exchange offer.

The New Notes

The summary below describes the principal terms of the new notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the New Notes” section of this prospectus contains a more detailed description of the terms and conditions of the new notes. The term “notes” includes the rollover notes as well as the old notes and the new notes.

Issuer	Lockheed Martin Corporation.

Securities	$1,079,230,000 aggregate principal amount of 6.15% Notes due 2036, Series B.

Maturity Date	September 1, 2036.

Interest Rate	6.15% per annum.

Interest Payment Dates	Semi-annually on March 1 and September 1 of each year. Interest on the new notes will accrue from the last interest payment date on which interest was paid on the old notes surrendered in exchange therefor or if no interest has been paid on the old notes, from August 30, 2006, the date of the old notes’ original issuance.

Ranking	The new notes will be our direct, unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness. The new notes will be effectively subordinated to existing and future indebtedness and other liabilities of our subsidiaries and to any of our existing and future secured indebtedness.

Optional Redemption	We may redeem the new notes at any time at our option, in whole or in part, at a redemption price equal to 100% of the principal amount plus a “make-whole” premium. See “Description of the New Notes—Optional Redemption.”

Covenants	The indenture governing the new notes contains covenants comparable to those applicable to the old notes restricting our ability, with certain exceptions, to:

• incur debt secured by liens;

• engage in sale/leaseback transactions; and

• merge or consolidate with another entity, or sell substantially all of our assets to another person.

See “Description of the New Notes—Certain Covenants.”

Events of Default	For a discussion of events that will permit acceleration of the payment of the principal of and accrued interest on the new notes, see “Description of the New Notes—Events of Default.”

Listing	We do not intend to list the new notes on any securities exchange.

Governing Law	The new notes and the indenture will be governed by, and construed in accordance with, the laws of the State of Maryland.

Book-Entry Depository	DTC

Trustee	The Bank of New York

Additional Issues	At any time after the settlement of the exchange offer we may “reopen” the series of new notes and issue an unlimited principal amount of additional new notes without the consent of the holders, provided that holders of new notes (and any notes issued in exchange therefor) outstanding prior to the issuance of the additional new notes will be subject to U.S. federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such additional new notes had not been issued. Any of these additional new notes may be issued by us for less consideration than we will receive for new notes in the exchange offer.

Risk Factors	You should read “Risk Factors” for important information regarding the new notes and us.

Ratio of Earnings to Fixed Charges

We have presented in the table below our historical consolidated ratio of earnings to fixed charges for the periods shown.

	Fiscal Year					Nine Months Ended September 30
	2005	2004	2003	2002	2001	2006	2005
Ratio of earnings to fixed charges	7.3	4.6	3.8	1.9	1.3	9.0	6.8

Our computation of the ratio of earnings to fixed charges includes our consolidated subsidiaries and companies in which we own at least 20% but less than or equal to 50% of the equity. “Earnings” are determined by adding “total fixed charges,” excluding interest capitalized, to earnings from continuing operations before income taxes, eliminating equity in undistributed earnings and adding back losses of companies in which we own at least 20% but less than or equal to 50% of the equity. “Total fixed charges” consists of interest on all indebtedness, amortization of debt discount or premium, interest capitalized and an interest factor attributable to rents.

R ISK FACTORS

You should consider carefully the following risks relating to the exchange offer, the old notes and the new notes, together with the risks and uncertainties discussed under “Cautionary Statement Regarding Forward-Looking Statements” and the other information included or incorporated by reference in this prospectus, including the information under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2005, as such risk factors may be updated from time to time on our Quarterly Reports on Form 10-Q, before tendering your old notes in the exchange offer. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. We cannot assure you that any of the events discussed in or incorporated by reference into this prospectus will not occur. If they do, our business, financial condition or results of operations could be materially and adversely affected. In such case, the trading price of our securities, including the new notes, could decline, and you might lose all or part of your investment.

Risks to Relating to the Exchange Offer

An active trading market for the notes may not develop, which could make it difficult to resell your notes at their fair market value or at all.

The new notes are an issue of securities for which there is currently no public market. We do not intend to list the new notes on any national securities exchange or automated quotation system. Accordingly, no market for the new notes may develop, and any market that develops may not last. If the new notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. To the extent that an active trading market does not develop, you may not be able to resell your new notes at their fair market value or at all.

To the extent that old notes are tendered and accepted in the exchange offer, the trading market for old notes which are not exchanged could be adversely affected due to the limited amount of old notes that are expected to remain outstanding following the exchange offer. Generally, when there are fewer outstanding securities of an issue, there is less demand to purchase that security, which results in a lower price for the security. Conversely, if many old notes are not exchanged, the trading market for the new notes could be adversely affected. See “Plan of Distribution” and “The Exchange Offer” for further information regarding the distribution of the new notes and the consequences of failure to participate in the exchange offer.

If you do not exchange your old notes for new notes, you will continue to have restrictions on your ability to resell them, which could reduce their value.

The old notes were not registered under the Securities Act or under the securities laws of any state and may not be resold, offered for resale, or otherwise transferred unless they are subsequently registered or resold pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your old notes for new notes pursuant to the exchange offer, you will not be able to resell, offer to resell, or otherwise transfer the old notes unless they are registered under the Securities Act or unless you resell them, offer to resell them or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, we will no longer be under an obligation to register the old notes under the Securities Act except in the limited circumstances provided in the registration rights agreement.

Risk Factors Relating to Our Business

Reduced funding for defense procurement and research and development programs could adversely affect our ability to grow or maintain our revenues and profitability.

We and other U.S. defense contractors have benefited from an upward trend in overall defense spending in the last few years. The defense investment budget includes funds for weapons procurement and research and development. The Future Years Defense Plan submitted with the President’s budget request for fiscal year 2007 projects a strong commitment to research and development of transformational capabilities across the military services, while reducing quantities of near-term systems compared to previous projections.

Although the ultimate size of future defense budgets remains uncertain, current indications are that the total defense budget and the investment budget as a component of overall defense spending will increase over the next few years. However, DoD programs in which we participate, or in which we may seek to participate in the future, must compete with other programs for consideration during our nation’s budget formulation and appropriation processes. Budget decisions made in this environment may have long-term consequences for our size and structure and that of the defense industry. While we believe that our programs are a high priority for national defense, there remains the possibility that one or more of our programs will be reduced, extended, or terminated. Reductions in our existing programs, unless offset by other programs and opportunities, could adversely affect our ability to grow our revenues and profitability.

Military transformation and planning may affect future procurement priorities and existing programs.

The DoD is committed to a transformation that will achieve and maintain advantages through changes in operational concepts, organizational structure and technologies that significantly improve warfighting capabilities. This defense transformation is evidenced by a trend toward smaller, more capable, interoperable and technologically advanced forces. To achieve these capabilities, a change in acquisition is underway toward early deployment of initial program capabilities followed by subsequent incremental improvements, cooperative international development programs and a demonstrated willingness to explore new forms of development, acquisition and support. Along with these trends, new system procurements are being evaluated for the degree to which they support the concept of jointness and interoperability among the services.

We cannot predict whether potential changes in priorities due to defense transformation will afford new or additional opportunities for our businesses in terms of existing, follow-on or replacement programs. Therefore, it is difficult to accurately assess the impact on our business going forward until more is known, including whether we would have to close existing manufacturing facilities or incur expenses beyond those that would be reimbursed if one or more of our existing contracts were terminated for convenience due to lack of funding.

We are continuing to invest in business opportunities where we can use our customer knowledge, technical strength and systems integration capabilities to win new business. Whether we are successful in continuing to grow revenues and profits will depend, in large measure, on whether we are able to deliver the best value solutions for our customer.

Our existing U.S. Government contracts are subject to continued appropriations by Congress and may be terminated if future funding is not made available.

We rely heavily upon sales to the U.S. Government including both DoD and non-DoD agencies, obtaining 85% of our revenues from those customers in 2005. Future sales under our existing U.S. Government contracts are conditioned upon the continuing availability of Congressional appropriations. Congress usually appropriates funds on a fiscal-year basis even though contract performance may extend over many years. Long-term government contracts and related orders are subject to termination if appropriations for subsequent periods become unavailable.

We provide a wide range of defense, homeland security and information technology products and services to the U.S. Government. While we believe that this diversity makes it less likely that cuts in any specific contract or program will have a long-term impact on us, termination of multiple or large programs or contracts could adversely affect our business and future financial performance. In addition, termination of large programs or multiple contracts affecting a particular business site could require us to evaluate the continued viability of operating that site.

As a U.S. Government contractor, we are subject to a number of procurement rules and regulations.

We must comply with and are affected by laws and regulations relating to the award, administration and performance of U.S. Government contracts. Government contract laws and regulations affect how we do business with our customers and, in some instances, impose added costs on our business. A violation of specific laws and regulations could result in the imposition of fines and penalties or the termination of our contracts or debarment from bidding on contracts.

In some instances, these laws and regulations impose terms or rights that are more favorable to the government than those typically available to commercial parties in negotiated transactions. For example, the U.S. Government may terminate any of our government contracts and, in general, subcontracts, at their convenience, as well as for default based on performance. Upon termination for convenience of a fixed-price type contract, we normally are entitled to receive the purchase price for delivered items, reimbursement for allowable costs for work-in-process and an allowance for profit on the contract or adjustment for loss if completion of performance would have resulted in a loss. Upon termination for convenience of a cost reimbursement contract, we normally are entitled to reimbursement of allowable costs plus a portion of the fee. Such allowable costs would include our cost to terminate agreements with our suppliers and subcontractors. The amount of the fee recovered, if any, is related to the portion of the work accomplished prior to termination and is determined by negotiation.

A termination arising out of our default could expose us to liability and have a material adverse effect on our ability to compete for future contracts and orders. In addition, on those contracts for which we are teamed with others and are not the prime contractor, the U.S. Government could terminate a prime contract under which we are a subcontractor, irrespective of the quality of our services as a subcontractor.

In addition, our U.S. Government contracts typically span one or more base years and multiple option years. The U.S. Government generally has the right to not exercise option periods and may not exercise an option period if the agency is not satisfied with our performance on the contract.

Our business could be adversely affected by a negative audit by the U.S. Government.

U.S. Government agencies, including the Defense Contract Audit Agency and the Department of Labor, routinely audit and investigate government contractors. These agencies review a contractor’s performance under its contracts, cost structure and compliance with applicable laws, regulations and standards. The U.S. Government also may review the adequacy of, and a contractor’s compliance with, its internal control systems and policies, including the contractor’s purchasing, property, estimating, compensation and management information systems. Any costs found to be improperly allocated to a specific contract will not be reimbursed, while such costs already reimbursed must be refunded. If an audit uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or prohibition from doing business with the U.S. Government. In addition, we could suffer serious reputational harm if allegations of impropriety were made against us.

Developing new technologies entails significant risks and uncertainties that may not be covered by indemnity or insurance.

Our business consists of designing, developing and manufacturing advanced defense and technology systems and products. We are often tasked to develop or integrate new technologies that may be untested or unproven. Components of certain of the defense systems and products we develop are explosive and inherently dangerous. Failures of launch vehicles, spacecraft and satellites, missile systems, command and control systems, software applications, air-traffic control systems, train-control systems, homeland security applications, nuclear facilities, and aircraft have the potential to cause loss of life and extensive property damage. We may face liabilities related to the maintenance or servicing of aircraft or other platforms or for training services we supply in the course of our business. In addition, from time-to-time, we have employees deployed on-site at active military installations or locations, or in support of military operations in hostile locations. Although indemnification by the U.S. Government may be available in some instances for our defense businesses, this is not always the case. In some instances where the U.S. Government could provide indemnification under applicable law, it elects not to do so. In addition, U.S. Government indemnification may not be available to cover potential claims or liabilities resulting from a failure of technologies developed and deployed for homeland security purposes.

While we maintain insurance for some business risks, it is not possible to obtain coverage to protect against all operational risks and liabilities. We generally seek indemnification where we believe that the U.S. Government is permitted to extend indemnification under applicable law and generally seek limitation of potential liabilities related to the sale and use of our homeland security products and services through qualification by the Department of Homeland Security under the SAFETY Act provisions of the Homeland Security Act of 2002. Where we are unable to secure indemnification or qualification under the SAFETY Act, we may nevertheless elect to provide the product or service. Finally, some technologies, particularly those related to Homeland Security, may raise potential liabilities related to privacy issues for which neither indemnification nor SAFETY Act coverage is available.

Substantial claims resulting from an accident or other incident in excess of any U.S. Government indemnity and our insurance coverage (or for which indemnity or insurance is not available) could harm our financial condition and operating results. Moreover, any accident or incident for which we are liable, even if fully insured, could negatively affect our reputation among our customers and the public, thereby making it more difficult for us to compete effectively, and could significantly impact the cost and availability of adequate insurance in the future.

Our earnings and margins may vary based on the mix of our contracts and programs.

At December 31, 2005, our backlog included both cost reimbursable and fixed-price contracts. Cost reimbursable contracts generally have lower profit margins than fixed-price contracts. Production contracts are mainly fixed-price contracts, and developmental contracts are generally cost reimbursable contracts. Our earnings and margins may vary materially depending on the types of long-term government contracts undertaken, the nature of the products produced or services performed under those contracts, the costs incurred in performing the work, the achievement of other performance objectives and the stage of performance at which the right to receive fees, particularly under incentive and award fee contracts, is finally determined.

Under fixed-price contracts, we receive a fixed price irrespective of the actual costs we incur and, consequently, any costs in excess of the fixed price are absorbed by us. Under time and materials contracts, we are paid for labor at negotiated hourly billing rates and for certain expenses. Under cost reimbursable contracts, subject to a contract-ceiling amount in certain cases, we are reimbursed for allowable costs and paid a fee, which may be fixed or performance based. However, if our costs exceed the contract ceiling or are not allowable under the provisions of the contract or applicable regulations, we may not be able to obtain reimbursement for all such costs and may have our fees reduced or eliminated. The failure to perform to customer expectations and contract requirements can result in reduced fees and may affect our financial performance for the affected period. Under each type of contract, if we are unable to control costs we incur in performing under the contract, our financial condition and operating results could be materially adversely affected. Cost over-runs also may adversely affect our ability to sustain existing programs and obtain future contract awards.

If our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted.

Many of our contracts involve subcontracts with other companies upon which we rely to perform a portion of the services that we must provide to our customers. There is a risk that we may have disputes with our subcontractors, including disputes regarding the quality and timeliness of work performed by the subcontractor, customer concerns about the subcontract, our failure to extend existing task orders or issue new task orders under a subcontract, or our hiring of personnel of a subcontractor. A failure by one or more of our subcontractors to satisfactorily provide on a timely basis the agreed-upon supplies or perform the agreed-upon services may materially and adversely impact our ability to perform our obligations as the prime contractor. Subcontractor performance deficiencies could result in a customer terminating our contract for default. A default termination could expose us to liability and have a material adverse effect on our ability to compete for future contracts and orders. In addition, a delay in our ability to obtain components and equipment parts from our suppliers may affect our ability to meet our customers’ needs and may have an adverse effect upon our profitability.

We use estimates in accounting for many of our programs. Changes in our estimates could affect our future financial results.

Contract accounting requires judgment relative to assessing risks, estimating contract revenues and costs, and making assumptions for schedule and technical issues. Due to the size and nature of many of our contracts, the estimation of total revenues and cost at completion is complicated and subject to many variables. For example, assumptions have to be made regarding the length of time to complete the contract because costs also include expected increases in wages and prices for materials. Similarly, assumptions have to be made regarding the future impacts of efficiency initiatives and cost reduction efforts. Incentives or penalties related to performance on contracts are considered in estimating revenue and profit rates, and are recorded when there is sufficient information for us to assess anticipated performance. Estimates of award and incentive fees are also used in estimating revenue and profit rates based on actual and anticipated awards.

Because of the significance of the judgments and estimation processes described above, it is likely that materially different amounts could be recorded if we used different assumptions or if the underlying circumstances were to change. Changes in underlying assumptions, circumstances or estimates may adversely affect future period financial performance.

New accounting standards could result in changes to our methods of quantifying and recording accounting transactions, and could affect our financial results and financial position.

Changes to Generally Accepted Accounting Principles in the United States, or GAAP, arise from new and revised standards, interpretations and other guidance issued by the Financial Accounting Standards Board, the SEC, and others. The effects of such changes may include prescribing an accounting method where none had been previously specified, prescribing a single acceptable method of accounting from among several acceptable methods that currently exist, or revoking the acceptability of a current method and replacing it with an entirely different method, among others. Such changes could result in unanticipated effects on our results of operations, financial position and other financial measures.

The level of returns on pension and postretirement plan assets, changes in interest rates and other factors could affect our earnings in future periods.

Our earnings may be positively or negatively impacted by the amount of expense we record for our employee benefit plans. This is particularly true with expense for our pension plans. GAAP requires that we calculate expense for the plans using actuarial valuations. These valuations are based on assumptions that we make relating to financial market and other economic conditions. Changes in key economic indicators can result in changes in the assumptions we use. The key year-end assumptions used to estimate pension expense for the following year are the discount rate, the expected long-term rate of return on plan assets and the rate of increase in future compensation levels.

International sales and suppliers may pose potentially greater risks.

Our international business may pose greater risks than our domestic business due to the greater potential for changes in foreign economic and political environments. In return, however, these greater risks are often accompanied by the potential to earn higher profits than from our domestic business. Our international business is also highly sensitive to changes in foreign national priorities and government budgets. Sales of military products are affected by defense budgets (both in the U.S. and abroad) and U.S. foreign policy.

Sales of our products and services internationally are subject to local government regulations and procurement policies and practices (including regulations relating to import-export control, investments, exchange controls and repatriation of earnings), as well as to varying currency, political and economic risks. Our contracts, however, generally are denominated in U.S. dollars. We also frequently team with international subcontractors and suppliers, and are exposed to similar risks.

In international sales, we face substantial competition from both domestic manufacturers and foreign manufacturers, whose governments sometimes provide research and development assistance, marketing subsidies and other assistance for their commercial products.

Some international customers require contractors to comply with industrial cooperation regulations and enter into industrial participation agreements, sometimes referred to as offset agreements. Offset agreements may require in-country purchases, manufacturing and financial support projects as a condition to obtaining orders or other arrangements. Offset agreements generally extend over several years and may provide for penalties in the event we fail to perform in accordance with offset requirements.

If we fail to manage acquisitions, divestitures and other extraordinary transactions successfully, our financial results, business and future prospects could be harmed.

In pursuing our business strategy, we routinely conduct discussions, evaluate targets and enter into agreements regarding possible investments, acquisitions, joint ventures and divestitures. As part of our business strategy, we seek to identify acquisition opportunities to expand or complement our existing products and services, or customer base, at attractive valuations. We often compete with others for the same opportunities. To be successful, we must conduct due diligence to identify valuation issues and potential loss contingencies, negotiate transaction terms, complete and close complex transactions and manage post-closing issues (e.g., integrate acquired companies and employees, realize anticipated operating synergies and improve margins) efficiently and effectively. At the same time, extraordinary transactions require substantial management resources and have the potential to divert our attention from our existing business.

If we are not successful in identifying and closing extraordinary transactions, we may not be able to maintain our competitive leadership position or may be required to expend additional resources to develop capabilities internally in certain segments. In evaluating transactions, we are required to make valuation assumptions and exercise judgment regarding business opportunities and potential liabilities. Our assumptions or judgment may prove to be inaccurate. Our due diligence reviews may not identify all of the material issues necessary to accurately estimate the cost of a particular transaction. Future acquisitions might require that we issue stock or incur indebtedness. This could dilute returns to existing stockholders, or adversely affect our credit rating or future financial performance, if our integration plans are not successful. We also may incur unanticipated costs or expenses, including post-closing asset impairment charges, expenses associated with eliminating duplicate facilities, litigation and other liabilities. While we believe that we have established appropriate procedures and processes to mitigate many of these risks, there is no assurance that our integration efforts and business acquisition strategy will be successful.

Business disruptions could seriously affect our future revenue and financial condition or increase our costs and expenses.

Our business may be impacted by disruptions including, but not limited to, threats to physical security, information technology attacks or failures, damaging weather or other acts of nature and pandemics or other public health crises. Such disruptions could affect our internal operations or services provided to customers, and could impact our revenue, increase our expenses or adversely affect our reputation or our stock price.

Unforeseen environmental costs could impact our future earnings.

Our operations are subject to and affected by a variety of federal, state, local and foreign environmental protection laws and regulations. We are involved in environmental responses at some of our facilities and former facilities, and at third-party sites not owned by us where we have been designated a potentially responsible party by the EPA or by a state agency.

We manage various government-owned facilities on behalf of the government. At such facilities, environmental compliance and remediation costs have historically been the responsibility of the government and we relied (and continue to rely with respect to past practices) upon government funding to pay such costs. While the government remains responsible for capital and operating costs associated with environmental compliance, responsibility for fines and penalties associated with environmental noncompliance are typically borne by either the government or the contractor, depending on the contract and the relevant facts.

Most of the laws governing environmental matters include criminal provisions. If we were convicted of a violation of the Federal Clean Air Act or the Clean Water Act, our facility or facilities involved in the violation would be placed by EPA on the “Excluded Parties List” maintained by the General Services Administration. The listing would continue until the EPA concluded that the cause of the violation had been cured. Listed facilities cannot be used in performing any U.S. Government contract awarded to us during any period of listing by the EPA.

We have incurred and will likely continue to incur liabilities under various state and federal statutes for the cleanup of pollutants previously released into the environment. The extent of our financial exposure cannot in all cases be reasonably estimated at this time. Among the variables management must assess in evaluating costs associated with these cases and remediation sites generally are changing cost estimates, continually evolving governmental environmental standards and cost allowability issues.

Unanticipated changes in our tax provisions or exposure to additional income tax liabilities could affect our profitability.

Our business operates in many locations under government jurisdictions that impose income taxes. Changes in domestic or foreign income tax laws and regulations, or their interpretation, could result in higher or lower income tax rates assessed or changes in the taxability of certain revenues or the deductibility of certain expenses, thereby affecting our income tax expense and profitability. In addition, audits by income tax authorities could result in unanticipated increases in our income tax expense.

We are involved in a number of legal proceedings. We cannot predict the outcome of litigation and other contingencies with certainty.

Our business may be adversely affected by the outcome of legal proceedings and other contingencies (including environmental remediation costs) that cannot be predicted with certainty. As required by GAAP in the U.S., we estimate material loss contingencies and establish reserves based on our assessment of contingencies where liability is deemed probable and reasonably estimable in light of the facts and circumstances known to us at particular point in time. Subsequent developments in legal proceedings may affect our assessment and estimates of the loss contingency recorded as a liability or as a reserve against assets in our financial statements.

In order to be successful, we must attract, retain and motivate key employees, and failure to do so could seriously harm us.

Our business has a continuing need to attract large numbers of skilled personnel, including personnel holding security clearances, to support the growth of the enterprise and to replace individuals who have terminated employment due to retirement or for other reasons. To the extent that the demand for qualified personnel exceeds supply, we could experience higher labor, recruiting or training costs in order to attract and retain such employees, or could experience difficulties in performing under our contracts if our needs for such employees were unmet.

Historically, where employees are covered by collective bargaining agreements with various unions, we have been successful in negotiating renewals to expiring agreements without any material disruption of operating activities. This does not assure, however, that we will be successful in our efforts to negotiate renewals of our existing collective bargaining agreements when they expire. If we were unsuccessful in those efforts, there is the potential that we could incur unanticipated delays or expenses in the programs affected by any resulting work stoppages.

Our forward-looking statements and projections may prove to be inaccurate.

Our actual financial results likely will be different from those projected due to the inherent nature of projections and may be better or worse than projected. Given these uncertainties, you should not rely on forward-looking statements. The forward-looking statements contained in this prospectus speak only as of the date of this prospectus. We expressly disclaim a duty to provide updates to forward-looking statements after the date of this prospectus to reflect the occurrence of subsequent events, changed circumstances, changes in our expectations, or the estimates and assumptions associated with them. The forward-looking statements in this prospectus are intended to be subject to the safe harbor protection provided by the federal securities laws.

In addition, general economic conditions and trends, including interest rates, government budgets and inflation, can and do affect our businesses. For a discussion identifying additional risk factors and important factors that could cause actual results to vary materially from those anticipated in the forward-looking statements, see the preceding discussion of Risk Factors. Other factors, in addition to those described, may affect our forward-looking statements or actual results

FORWARD LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides safe harbor provisions for forward-looking information. Statements in this prospectus that are “forward-looking statements” are based on Lockheed Martin’s current expectations and assumptions. Forward-looking statements in this prospectus include estimates of future sales, earnings and cash flow. These statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results could differ materially because of factors such as: the availability of government funding for our products and services both domestically and internationally; changes in government and customer priorities and requirements (including changes to respond to Department of Defense reviews, Congressional actions, budgetary constraints, cost-cutting initiatives, terrorist threats and homeland security); the impact of continued military operations in Iraq and Afghanistan on funding for existing defense programs; the award or termination of contracts; return on pension plan assets, interest and discount rates and other changes that may impact pension plan assumptions; difficulties in developing and producing operationally advanced technology systems; the timing and customer acceptance of product deliveries; materials availability and performance by key suppliers, subcontractors and customers; charges from any future impairment reviews that may result in the recognition of losses and a reduction in the book value of goodwill or other long-term assets; the future impact of legislation or changes in accounting or tax rules or pronouncements; the future impact of acquisitions or divestitures, joint ventures or teaming arrangements; the outcome of legal proceedings and other contingencies (including lawsuits, government investigations or audits, government/regulatory and environmental remediation efforts); the competitive environment for the Corporation’s products and services; and economic, business and political conditions domestically and internationally. These are only some of the factors that may affect the forward-looking statements contained in this prospectus. For further information regarding risks and uncertainties associated with Lockheed Martin’s business, please refer to the Corporation’s SEC filings, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors,” and “Legal Proceedings” sections of the Corporation’s 2005 annual report on Form 10-K.

We do not assume any responsibility to publicly update any of our forward-looking statements regardless of whether factors change as a result of new information, future events or for any other reason. You should review any additional disclosures we make in our press releases and Forms 10-K, 10-Q and 8-K filed with the SEC.

RATIO OF EARNINGS TO FIXED CHARGES

Ratio of Earnings to Fixed Charges

We have presented in the table below our historical consolidated ratio of earnings to fixed charges for the periods shown.

	Fiscal Year					Nine Months Ended September 30
	2005	2004	2003	2002	2001	2006	2005
Ratio of earnings to fixed charges	7.3	4.6	3.8	1.9	1.3	9.0	6.8

Our computation of the ratio of earnings to fixed charges includes our consolidated subsidiaries and companies in which we own at least 20% but less than or equal to 50% of the equity. “Earnings” are determined by adding “total fixed charges,” excluding interest capitalized, to earnings from continuing operations before income taxes, eliminating equity in undistributed earnings and adding back losses of companies in which we own at least 20% but less than or equal to 50% of the equity. “Total fixed charges” consists of interest on all indebtedness, amortization of debt discount or premium, interest capitalized and an interest factor attributable to rents.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any proceeds from the exchange offer. You will receive, in exchange for old notes validly tendered and accepted for exchange pursuant to the exchange offer, new notes in the same principal amount as your old notes. Old notes validly tendered and accepted for exchange pursuant to the exchange offer will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any increase of our outstanding debt.

THE EXCHANGE OFFER

Background and Purpose of the Exchange Offer

Purpose

We issued the old notes on August 30, 2006 in an exchange offer that was completed on August 30, 2006. The old notes and cash were issued in exchange for a portion of our outstanding debt securities. The old notes were issued in a private placement without being registered under the Securities Act in reliance on the exemption afforded by Section 4(2) of the Securities Act, or, outside the United States, in compliance with Regulation S under the Securities Act.

In connection with the issuance of the old notes, we entered into a registration rights agreement dated August 30, 2006. Pursuant to the registration rights agreement, we agreed, among other things, to:

•	file, not later than 90 days after August 30, 2006, a registration statement with the SEC with respect to a registered offer to exchange the old notes for substantially identical notes that will not contain transfer restrictions and will be registered under the Securities Act;

•	use our reasonable best efforts to cause the that registration statement to become effective within 180 days of August 30, 2006;

The registration rights agreement provides that, upon the effectiveness of this registration statement, we will within two business days thereafter commence the exchange offer. We will keep the exchange offer open for not less than 30 days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the old notes.

We agreed to issue and exchange the new notes for all old notes validly tendered and not validly withdrawn before the expiration of the exchange offer. We are sending this prospectus, together with a letter of transmittal, to all the beneficial holders known to us. For each old note validly tendered to us pursuant to the exchange offer and not validly withdrawn, the holder will receive a new note having a principal amount equal to that of the tendered old note. A copy of the registration rights agreement has been filed as an exhibit to the registration statement which includes this prospectus. The registration statement, of which this prospectus is a part, is intended to satisfy some of our obligations under the registration rights agreement.

The term “holder” with respect to the exchange offer means any person in whose name old notes are registered on the trustee’s books or any other person who has obtained a properly completed bond power from the registered holder.

Resale of the New Notes

We believe that you will be allowed to resell the new notes to the public without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act, if you can make the representations set forth below under “—Procedures for Tendering Old Notes.” However, if you intend to participate in a distribution of the new notes, are a broker-dealer that acquired the old notes from us in the initial offering with an intent to distribute those notes and not as a result of market-making activities or are an “affiliate” of us as defined in Rule 405 of the Securities Act, you will not be eligible to participate in the exchange offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of your notes. See “Description of the New Notes—Registration Rights.”

We base our view on interpretations by the staff of the SEC in no-action letters issued to other issuers relating to exchange offers like ours. However, we have not asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, you cannot be sure that the SEC will treat it in the same way it has treated other exchange offers in the past.

A broker-dealer that has acquired old notes as a result of market-making or other trading activities has to deliver a prospectus in order to resell any new notes it receives for its own account in the exchange offer. This prospectus may be used by such broker-dealer to resell any of its new notes. We have agreed in the registration rights agreement to send this prospectus to any broker-dealer that requests copies for a period of up to one year after the consummation of the exchange offer, or for such longer period as provided by the registration rights agreement. See “Plan of Distribution” for more information regarding broker-dealers.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which this exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or blue sky laws.

The exchange offer is not subject to any federal or state regulatory requirements other than securities laws.

Terms of the Exchange Offer

General. Based on the terms and conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not validly withdrawn on or before the expiration date.

Subject to the minimum denomination requirements of the new notes, we will issue $1000 principal amount of new notes in exchange for each $1000 principal amount of outstanding old notes validly tendered pursuant to the exchange offer and not validly withdrawn on or before the expiration date. Holders may tender some or all of their old notes pursuant to the exchange offer. However, old notes may be tendered only in amounts that are integral multiples of $1000 principal amount.

The form and terms of the new notes are the same as the form and terms of the old notes except that:

•	the new notes will be registered under the Securities Act and, therefore, the new notes will not bear legends restricting the transfer of the new notes;

•	holders of the new notes will not be entitled to any rights under the registration rights agreement, which rights will terminate upon the consummation of the exchange offer, or to the additional interest provisions of the registration rights agreement.

The new notes will evidence the same indebtedness as the old notes, which they will replace, and will be issued under, and be entitled to the benefits of, the same indenture that governs the old notes. As a result, both the new notes and the old notes will be treated as a single series of debt securities under the indenture. The exchange offer does not depend on any minimum aggregate principal amount of old notes being tendered for exchange.

As of the date of this prospectus, $1,079,230,000 in aggregate principal amount of the old notes is outstanding, registered in the names and denominations as set forth in the security register for the old notes. Solely for reasons of administration, we have fixed the close of business on                     , 2006 as the record date for the exchange offer for purposes of determining the persons to whom we will initially mail this prospectus and the letter of transmittal. There will be no fixed record date for determining holders of the old notes entitled to participate in this exchange offer and all holders of old notes may tender their old notes.

As a holder of old notes, you do not have any appraisal or dissenters’ rights or any other right to seek monetary damages in court under the Maryland law or the indenture governing the notes. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and the related rules and regulations of the SEC. Old notes that are not tendered for exchange in the exchange offer will remain outstanding and interest on these notes will continue to accrue at a rate equal to 6.15% per year.

We will be deemed to have accepted validly tendered old notes if and when we give oral or written notice of our acceptance to The Bank of New York, which is acting as the exchange agent. The exchange agent will act as agent for the tendering holders of old notes for the purpose of receiving the new notes from us.

If you validly tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees. In addition, subject to the instructions in the letter of transmittal, you will not have to pay transfer taxes for the exchange of old notes. We will pay all charges and expenses in connection with the exchange offer, other than certain applicable taxes described under “—Fees and Expenses.”

Expiration Date; Extensions; Amendments

The “expiration date” means 5:00 p.m., New York City time, on                     , 2006, unless we extend the exchange offer, in which case the expiration date is the latest date and time to which we extend the exchange offer.

In order to extend the exchange offer, we will:

•	notify the exchange agent of any extension by oral or written communication; and

•	issue a press release or other public announcement, which will report the approximate number of old notes tendered, before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

During any extension of the exchange offer, all old notes previously validly tendered and not validly withdrawn will remain subject to the exchange offer.

We reserve the right:

•	to delay accepting any old notes;

•	to amend the terms of the exchange offer in compliance with the provisions of the Exchange Act;

•	to extend the exchange offer; or

•	if, in the opinion of our counsel, the consummation of the exchange offer would violate any law or interpretation of the staff of the SEC, to terminate or amend the exchange offer by giving oral or written notice to the exchange agent.

Any delay in acceptance, extension, termination, or amendment will be followed as soon as practicable by a press release or other public announcement. If we amend the exchange offer in a manner that we determine constitutes a material change, we will promptly disclose that amendment, and we will extend the exchange offer for a period of time that we will determine in compliance with the Exchange Act, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would have otherwise expired.

In all cases, issuance of the new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal or, in the case of book-entry transfer, an agent’s message in lieu of the letter of transmittal, with all other required documents. However, we reserve the right to waive any conditions of the exchange offer which we, in our reasonable discretion, determine are not satisfied or any defects or irregularities in the tender of old notes. If we do not accept any tendered old notes for any reason set forth in the terms and conditions of the exchange offer or if you submit old notes for a greater principal amount than you want to exchange, we will return the unaccepted or non-exchanged old notes to you, or substitute old notes evidencing the unaccepted or non-exchanged portion, as appropriate. See “—Return of Old Notes.” We will promptly deliver new notes issued in exchange for old notes validly tendered and accepted for exchange, and we will promptly return any old notes not accepted for exchange for any reason, to the applicable tendering holder.

Ownership of beneficial interests in the global notes representing the new notes will be limited to DTC and to persons that may hold interests through institutions that have accounts with DTC, which we refer to as participants. Accordingly, only DTC participants may receive beneficial interests in new notes in their own names. If a tendering holder is not a DTC participant, it will need to specify the name and account number of a DTC participant under “Special Delivery Instructions” in the letter of transmittal.

Procedures for Tendering Old Notes

If you wish to tender old notes you must:

•	complete and sign the letter of transmittal to the exchange agent;

•	have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal; and

•	mail or deliver the required documents to the exchange agent at its address set forth in the letter of transmittal for receipt on or before the expiration date.

In addition, either:

•	certificates for old notes must be received by the exchange agent along with the letter of transmittal; or

•	you must comply with the procedures described below under “—Guaranteed Delivery Procedures.”

Or you must:

•	comply with the ATOP procedures for book-entry transfer described below on or before the expiration date.

The exchange agent and DTC have confirmed that the exchange offer is eligible for ATOP with respect to book-entry notes held through DTC. The letter of transmittal, or a facsimile thereof, with any required signature guarantees, or, in the case of book-entry transfer, an agent’s message in lieu of the letter of transmittal, and any other required documents, must be transmitted to and received by the exchange agent on or prior to the expiration date at its address listed on the back cover page of this prospectus. Old notes will not be deemed to have been tendered until the letter of transmittal and signature guarantees, if any, or agent’s message, is received by the exchange agent.

Eligible holders of Old Notes tendering by book-entry transfer to the Exchange Agent’s account at DTC may execute tenders though ATOP, for which the exchange offer is eligible. Financial institutions that are DTC participants may execute tenders through ATOP by transmitting acceptance of the Exchange Offer to DTC on or prior to the Expiration Date. In order to receive the early participation payment, an eligible holder of Old Notes tendering through ATOP must transmit such acceptance on or prior to the early participation date. DTC will verify acceptance of the Exchange Offer, execute a book-entry transfer of the tendered Old Notes into the account of the Exchange Agent at DTC and send to the Exchange Agent a “book-entry confirmation,” which shall include an agent’s message. An “agent’s message” is a message, transmitted by DTC to, and received by, the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Old Notes that the participant has received and agrees to be bound by the terms of this Letter of Transmittal as an undersigned hereof and that Lockheed Martin may enforce such agreement against the participant. Delivery of the agent’s message by DTC will satisfy the terms of the Exchange Offer as to execution and delivery of a Letter of Transmittal by the DTC participant identified in the agent’s message. Accordingly, eligible holders who tender their Old Notes through DTC’s ATOP procedures shall be bound by, but need not complete, this Letter of Transmittal.

If you are a beneficial owner that holds old notes through Euroclear or Clearstream and wish to tender your old notes, you must instruct Euroclear or Clearstream, as the case may be, to block the account in respect of the tendered old notes in accordance with the procedures established by Euroclear or Clearstream. You are encouraged to contact Euroclear or Clearstream directly to ascertain their procedures for tendering old notes.

If you do not validly withdraw your tender of old notes on or before the expiration date, it will indicate an agreement between you and us that you have agreed to tender the old notes, in accordance with the terms and conditions in the letter of transmittal.

The method of delivery of old notes, the letter of transmittal, and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure delivery to the exchange agent before on or before the expiration date. Do not send any letter of transmittal or old notes to us. You may request that your broker, dealer, commercial bank, trust company, or other nominee effect delivery of your old notes for you.

If you beneficially own the old notes and you hold those old notes through a broker, dealer, commercial bank, trust company, or other nominee and you want to tender your old notes, you should contact that nominee promptly and instruct it to tender your old notes on your behalf.

Generally, an eligible institution must guarantee signatures on a letter of transmittal unless:

•	you tender your old notes as the registered holder and the new notes issued in exchange for your old notes are to be issued in your name and delivered to you at your registered address appearing on the security register for the old notes; or

•	you tender your old notes for the account of an eligible institution.

An “eligible institution” means:

•	a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

•	a commercial bank or trust company having an office or correspondent in the United States; or

•	an “eligible guarantor institution” as defined by Rule 17Ad-15 under the Exchange Act.

In each instance, the eligible institution must be a member of one of the signature guarantee programs identified in the letter of transmittal in order to guarantee signatures on a letter of transmittal.

If you wish to tender old notes held on your behalf by a nominee with DTC, you must:

•	inform your nominee of your interest in tendering your old notes pursuant to the exchange offer; and

•	instruct your nominee to tender all old notes you wish to be tendered in the exchange offer into the exchange agent’s account at DTC on or prior to the expiration date or, in order to receive the early participation payment, on or prior to the early participation date.

Any financial institution that is a nominee in DTC, including Euroclear and Clearstream, must tender old notes by effecting a book-entry transfer of old notes to be tendered in the exchange offer into the account of the exchange agent at DTC by electronically transmitting its acceptance of the exchange offer through the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the exchange agent’s account at DTC and send an agent’s message to the exchange agent. An “agent’s message” is a message, transmitted by DTC to, and received by, the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from an organization that participates in DTC, which we refer to as a “participant,” tendering old notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the agreement against the participant. A letter of transmittal need not accompany tenders effected through ATOP.

If the new notes or unexchanged old notes are to be delivered to an address other than that of the registered holder appearing on the security register for the old notes, an eligible institution must guarantee the signature on the letter of transmittal.

Tendered old notes will be deemed to have been received as of the date when:

•	the exchange agent receives a properly completed and signed letter of transmittal accompanied by the tendered old notes or, in the case of book-entry transfer, an agent’s message in lieu of the letter of transmittal; or

•	the exchange agent receives a notice of guaranteed delivery from an eligible institution.

Issuances of new notes in exchange for old notes tendered pursuant to a notice of guaranteed delivery or letter to similar effect by an eligible institution will be made only against submission of a duly signed letter of transmittal, and any other required documents, and deposit of the tendered old notes. The new notes are being issued in book-entry form only. Holders of old notes who are not DTC participants must specify the name and account number of a DTC participant in the letter of transmittal to receive their new notes.

We will make the final determination regarding all questions relating to the validity, form, eligibility, including time of receipt of tenders and withdrawals of tendered old notes, and our determination will be final and binding on all parties.

We reserve the absolute right to reject any and all old notes improperly tendered. We will not accept any old notes if our acceptance of them would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities, or conditions of surrender as to any particular old note. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, you must cure any defects or irregularities in connection with tenders of old notes on or before the expiration date. Although we intend to notify holders of defects or irregularities in connection with tenders of old notes, neither we, the exchange agent, nor anyone else will incur any liability for failure to give that notice. Tenders of old notes will not be deemed to have been made until any defects or irregularities have been cured or waived. All conditions of the exchange offer will be satisfied or waived prior to the expiration of the exchange offer. We will not waive any condition of the exchange offer with respect to any noteholder unless we waive such condition for all noteholders.

We have no current plan to acquire, or to file a registration statement to permit resales of, any old notes that are not validly tendered pursuant to the exchange offer. However, we reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding after the expiration date. To the extent permitted by law, we also reserve the right to purchase old notes in the open market, in privately negotiated transactions, or otherwise. The terms of any future purchases or offers could differ from the terms of the exchange offer.

Pursuant to the letter of transmittal or, in the case of book-entry transfer, an agent’s message in lieu of the letter of transmittal, if you elect to tender old notes in exchange for new notes, you must exchange, assign, and transfer the old notes to us and irrevocably constitute and appoint the exchange agent as your true and lawful agent and attorney-in-fact with respect to the tendered old notes, with full power of substitution, among other things, to cause the old notes to be assigned, transferred, and exchanged. By executing the letter of transmittal, you make the representations and warranties set forth below to us. By executing the letter of transmittal you also promise, on our request, to execute and deliver any additional documents that we consider necessary to complete the exchange of old notes for new notes as described in the letter of transmittal.

Under existing interpretations of the SEC contained in several no-action letters to third parties, we believe that the new notes will be freely transferable by the holders after the exchange offer without further registration under the Securities Act; provided, however, that each holder who wishes to exchange its old notes for new notes will be required to represent:

•	that the holder has full power and authority to tender, exchange, assign, and transfer the old notes tendered;

•	that we will acquire good title to the old notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements, or other obligations relating to their sale or transfer, and not subject to any adverse claim when we accept the old notes;

•	that the holder is acquiring the new notes in the ordinary course of your business;

•	that the holder is not participating in and does not intend to participate in a distribution of the new notes;

•	that the holder has no arrangement or understanding with any person to participate in the distribution of the new notes;

•	that the holder is not an “affiliate,” as defined in Rule 405 under the Securities Act, of us; and

•	that if the holder is a broker-dealer and it will receive new notes for its own account in exchange for old notes that it acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of the new notes.

If you are a broker-dealer that acquired the old notes directly from us in the initial offering and not as a result of market-making activities or you cannot otherwise make any of the representations set forth above, you will not be eligible to participate in the exchange offer, you should not rely on the interpretations of the staff of the SEC in connection with the exchange offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of your notes.

Participation in the exchange offer is voluntary. You are urged to consult your financial and tax advisors in deciding whether to participate in the exchange offer.

Return of Old Notes

If any old notes are not accepted for any reason described in this prospectus, or if old notes are validly withdrawn or are submitted for a greater principal amount than you want to exchange, the exchange agent will return the unaccepted, withdrawn, or non-exchanged old notes to you, unless otherwise provided in the letter of transmittal.

Guaranteed Delivery Procedures

If you wish to tender your old notes and (1) your old notes are not immediately available so that you can meet the expiration date deadline, or (2) you cannot deliver your old notes or other required documents to the exchange agent before on or before the expiration date, you may nonetheless participate in the exchange offer if:

•	you tender your old notes through an eligible institution;

•

on or before the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery substantially in the form provided by us, by mail or hand delivery, showing the name and address of the holder, the name(s) in which the old notes are registered, the certificate number(s) of the old notes, if applicable, and the principal amount of old notes tendered; the notice of guaranteed delivery must state that the tender is being made by the notice of guaranteed delivery and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, together with the certificate(s) representing the old notes, in proper form for transfer and any other required documents, will be delivered by the eligible institution to the exchange agent; and

•	the properly executed letter of transmittal, as well as the certificate(s) representing all tendered old notes, in proper form for transfer and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Unless old notes are tendered by the above-described method and deposited with the exchange agent within the time period set forth above, we may, at our option, reject the tender. The exchange agent will send you a notice of guaranteed delivery upon your request if you want to tender your old notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders of Old Notes

You may withdraw your tender of old notes at any time on or before the expiration date.

To withdraw old notes tendered in the exchange offer, the exchange agent must receive a written notice of withdrawal at its address set forth below on or before the expiration date. Any notice of withdrawal must:

•	specify the name of the person having deposited the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including the certificate number or numbers, if applicable, and principal amount of the old notes;

•	contain a statement that the holder is withdrawing the election to have the old notes exchanged;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal used to tender the old notes; and

•	specify the name in which any old notes are to be registered, if different from that of the registered holder of the old notes and, the signatures on the notice of withdrawal, if tendered via notice of guaranteed delivery, must be guaranteed by an eligible institution.

We will make the final determination on all questions regarding the validity, form, eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any old notes validly withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued in exchange unless the old notes so withdrawn are validly tendered again. Properly withdrawn old notes may be tendered again by following one of the procedures described above under “—Procedures for Tendering Old Notes” at any time on or before the expiration date. Any old notes that are not accepted for exchange will be returned at no cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer.

Additional Obligations

We may be required, under certain circumstances, to file a shelf registration statement. See “Description of the New Notes—Registration Rights.” In any event, we are under a continuing obligation, for a period of up to two years after the consummation of the exchange offer, or such longer period as provided by the registration rights agreement, to keep the registration statement of which this prospectus is a part effective and to provide copies of the latest version of this prospectus to any broker-dealer that requests copies for use in a resale, subject to our ability to suspend the use of such a prospectus under certain conditions as described in the registration rights agreement and as described below under “Description of the New Notes—Registration Rights.”

Conditions of the Exchange Offer

Notwithstanding any other term of the exchange offer, or any extension of the exchange offer, we may terminate the exchange offer before acceptance of the old notes if in our reasonable judgment:

•	the exchange offer would violate applicable law or any applicable interpretation of the staff of the SEC;

or

•	any action or proceeding has been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with or complete the exchange offer or, in any such action or proceeding, any material adverse development has occurred with respect to us; or

•	we have not obtained any governmental approval which we deem necessary for the consummation of the exchange offer.

If we, in our reasonable discretion, determine that any of the above conditions is not satisfied, we may:

•	terminate the exchange offer and return all tendered old notes to the tendering holders;

•	extend the exchange offer and retain all old notes tendered on or before the expiration date, subject to the holders’ right to withdraw the tender of the old notes; or

•	waive any unsatisfied conditions regarding the exchange offer and accept all properly tendered old notes that have not been withdrawn. If this waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver, and we will extend the exchange offer for a period of time that we will determine, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would have otherwise expired.

All conditions to the exchange offer will be satisfied or waived prior to the expiration of the exchange offer. We will not waive any condition of the exchange offer with respect to any noteholder unless we waive such condition for all noteholders.

If we fail to consummate the exchange offer or file, have declared effective or keep effective a shelf registration statement within time periods specified by the registration rights agreement, we may be required to pay additional interest in respect of the old notes. See “Description of the New Notes—Registration Rights.”

Exchange Agent

We have appointed The Bank of New York as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent at the following addresses:

By Hand, Overnight Courier or Mail:	By Registered or Certified Mail:
The Bank of New York 101 Barclay Street - 7 East Corporate Trust Operations New York, New York 10286 Attn: Evangeline R. Gonzales Reorganization Unit (if by mail, registered or certified recommended)	The Bank of New York 101 Barclay Street - 7 East Corporate Trust Operations New York, New York 10286 Attn: Evangeline R. Gonzales Reorganization Unit

By Facsimile:
(212) 298-1915 Attn: Reorganization Unit To Confirm by Telephone: (212) 815-3738

Fees and Expenses

We will pay all expenses incurred in connection with the performance of our obligations in the exchange offer, including registration fees, fees and expenses of the exchange agent, the transfer agent and registrar, and printing costs, among others.

We will also bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile, telephone, or in person by our officers and regular employees or by officers and employees of our affiliates. No additional compensation will be paid to any officers and employees who engage in soliciting tenders.

We have not retained any dealer-manager or other soliciting agent for the exchange offer and will not make any payments to brokers, dealers, or others soliciting acceptance of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for related, reasonable out-of-pocket expenses. We may also reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur in forwarding copies of this prospectus, the letter of transmittal and related documents.

We will pay all transfer taxes, if any, applicable to the exchange of old notes. If, however, new notes, or old notes for principal amounts not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange, then the amount of any transfer taxes will be payable by the person tendering the notes. If you do not submit satisfactory evidence of payment of those taxes or exemption from payment of those taxes with the letter of transmittal, the amount of those transfer taxes will be billed directly to you.

Consequences of Failure to Exchange

Old notes that are not exchanged will remain “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act. Accordingly, they may not be offered, sold, pledged or otherwise transferred except:

•	to us or to any of our subsidiaries;

•	inside the United States to a qualified institutional buyer in compliance with Rule 144A under the Securities Act;

•	inside the United States to an institutional accredited investor that, before the transfer, furnishes to the trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the old notes, the form of which you can obtain from the trustee and an opinion of counsel acceptable to us and the trustee that the transfer complies with the Securities Act;

•	outside the United States in compliance with Rule 904 under the Securities Act;

•	pursuant to the exemption from registration provided by Rule 144 under the Securities Act, if available;

•	in accordance with another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel, if we so request; or

•	pursuant to an effective registration statement under the Securities Act.

The liquidity of the old notes could be adversely affected by the exchange offer. See “Risk Factors—Risks Relating to the Exchange Offer—An active trading market for the notes may not develop, which could make it difficult to resell your notes at their fair market value or at all.” Following consummation of the exchange offer, we will not be required to register under the Securities Act any old notes that remain outstanding except in the limited circumstances in which we are obligated to file a shelf registration statement for certain holders of old notes not eligible to participate in the exchange offer pursuant to the registration rights agreement.

DESCRIPTION OF THE NEW NOTES

Provided below is a description of the material terms of the new notes. This description is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture (as defined below), including the definitions of terms in the indenture. When used in this section, the terms the “company,” “we,” “our” and “us” refer solely to Lockheed Martin Corporation and not to our consolidated subsidiaries.

General

We will issue the new notes under the indenture dated August 30, 2006 between us and The Bank of New York., as trustee, which we refer to as the indenture. The new notes will be our senior unsecured obligations and will rank on parity with all of our other unsecured and unsubordinated indebtedness. The indenture does not limit the amount of notes that we may issue thereunder, nor does it limit our ability to incur additional indebtedness. The indenture governing the notes contains a limitation on liens and a limitation on sale-leaseback transactions comparable to those applicable to the old notes. As described below under “— Optional Redemption,” we may, at our option, redeem all or any part of the notes. The new notes will vote and consent together with the old notes of the series for which they are exchanged on all matters on which holders of such old notes or exchange notes are entitled to vote and consent. The statements in this prospectus concerning the notes and the indenture are not complete and you should refer to the provisions in the indenture which are controlling. Copies of the indenture are available upon request to us at the address indicated under “Where You Can Find More Information About Us.”

Principal Amount and Maturity

There are $1,079,230,000 old notes outstanding and a like aggregate principal amount of new notes available for issuance in exchange therefor. In addition, at any time after the settlement of the exchange offer we may “reopen” the series of notes and issue an unlimited principal amount of additional notes without the consent of the holders, provided that holders of outstanding prior to the issuance of the additional notes will be subject to U.S. federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such additional notes had not been issued.

The notes will mature on September 1, 2036.

Interest Rate

The new notes will bear interest at a rate of 6.15% per annum.

Interest on the new notes will accrue from the last interest payment date on which interest was paid on the old notes surrendered in exchange therefor or, if no interest has been paid on the old notes, from the date of their original issuance and will be payable semi-annually in arrears on March 1 and September 1 of each year. All payments of interest on new notes will be made to the persons in whose names the new notes are registered at the close of business on February 15 or August 15 preceding the respective interest payment dates, except that interest payable at maturity will be paid to the same persons to whom principal of the notes is payable. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Any payment otherwise required to be made in respect of the notes on a date that is not a business day may be made on the next succeeding business day with the same force and effect as if made on the original due date. No additional interest will accrue as a result of a delayed payment in this case. A business day is defined in the indenture as each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions, at the place where any specified act pursuant to the indenture is to occur, are authorized or obligated by law to close.

Ranking

The new notes will be our direct, unsecured and unsubordinated obligations. The new notes will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness. In addition, the new notes will effectively rank junior to any secured indebtedness that we may incur to the extent of the assets securing such indebtedness. We currently conduct substantially all of our operations through Lockheed Martin rather than our subsidiaries. To the extent we conduct operations, now or in the future, through subsidiaries, creditors of those subsidiaries, including trade creditors and secured creditors, generally have claims to the assets of those subsidiaries that are superior to the claims of our creditors, including holders of the new notes.

As of September 30, 2006, we had outstanding approximately $4.7 billion of unsubordinated indebtedness ranking equally in right of payment with the new notes, excluding indebtedness of subsidiaries. As of September 30, 2006, our subsidiaries had approximately $40 million of indebtedness outstanding. The indenture does not limit the amount of indebtedness we or our subsidiaries may incur.

Additional Notes

We may from time to time, without giving notice to or seeking the consent of the holders of the notes, issue notes having the same ranking and the same interest rate, maturity and other terms as the notes. Any additional securities having such similar terms, together with the notes, will constitute a single series of securities under the indenture.

Denominations

The new notes will be issued in fully registered form in denominations of $1,000 and whole multiples of $1,000. No service charge will be made for any registration of transfer or exchange of the notes, but we may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection with the transaction.

Optional Redemption

We may, at our option, redeem all or any part of the notes. If we choose to do so, we will mail a notice of redemption to you not less than 20 days and not more than 60 days before this redemption occurs. The redemption price will be equal to the greater of:

•	100% of the principal amount of the notes to be redeemed; and

•	the sum of the present values of the remaining scheduled payments, as defined below, on the notes, discounted to the redemption date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the treasury rate, as defined below, plus 20 basis points.

The redemption price will also include interest accrued to the date of redemption on the principal balance of the notes being redeemed. On or after any redemption date, the notes or any portion of the notes called for redemption will stop accruing interest. On or before any redemption date, we will deposit with the paying agent or the trustee money sufficient to pay the accrued interest on the notes to be redeemed and their redemption price. If less than all of the notes are redeemed, the trustee will choose the notes to be redeemed by any method that it deems fair and appropriate.

The following are summaries of definitions relating to certain terms we have just used.

Remaining scheduled payments means, with respect to each note being redeemed, the remaining scheduled payments of principal and interest on that note that would be due after the related redemption date but for the redemption. If, however, the redemption date is not an interest payment date with respect to that note, the amount of the next succeeding scheduled interest payment on that note that would have been due will be reduced by the amount of interest accrued on the note to the redemption date.

Treasury rate means, for any redemption date, the annual rate equal to the comparable treasury issue, assuming a price for the comparable treasury issue equal to the comparable treasury price, expressed as a percentage of its principal amount, for that redemption date. The yield of the comparable treasury issue will be computed as of the second business day immediately preceding the redemption date.

Comparable treasury issue means the United States Treasury Security selected by one of the investment banking firms named below that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the applicable remaining term of the notes. The investment banks we may use to select a comparable treasury issue for this purpose are Banc of America Securities LLC and UBS Securities LLC, each of their successors, and any two other nationally recognized investment banking firms that we will appoint from time to time that are primary dealers of U.S. government securities in the United States, each of whom we call a “reference treasury dealer.” If any of the firms named in the preceding sentence ceases to be a primary dealer of U.S. government securities in the United States, we will appoint another nationally recognized investment banking firm as a substitute.

Comparable treasury price means, for any redemption date:

•	the average of the reference treasury dealer quotations obtained by the trustee for that redemption date after excluding the highest and lowest of those reference treasury dealer quotations; or

•	if the trustee obtains fewer than four reference treasury dealer quotations, the average of all those quotations.

Reference treasury dealer quotation means, with respect to any redemption date, the average, as determined by the trustee, of the bid and asked prices for the comparable treasury issue, expressed in each case as a percentage of its principal amount, quoted in writing to the trustee by a reference treasury dealer as of 3:30 p.m., New York time, on the third business day preceding that redemption date. The trustee shall seek reference treasury dealer quotations in respect of any redemption date from each of the then-existing reference treasury dealers.

Certain Covenants

Under the indenture, we will agree to:

•	pay the principal, interest and any premium on the notes when due;

•	deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indenture; and

•	deposit sufficient funds with any paying agent on or before the due date for payment of any principal, interest or premium.

The indenture restricts our ability and the ability of our restricted subsidiaries, as defined below, to incur a lien on restricted property, as defined below, to secure debt. If we, or any restricted subsidiary, pledge or mortgage any restricted property to secure any debt, then we will, unless an exception applies, pledge or mortgage the same property to the trustee to secure the new notes for as long as such debt is secured by such property.

This restriction will not apply in certain situations. Assets may be encumbered if the encumbrance is a permitted lien, as defined below, without regard to the amount of debt secured by the encumbrance. Assets also may be encumbered if the sum of the following does not exceed 10% of our consolidated net tangible assets:

•	the amount of debt secured by such assets, plus

•	the total amount of other secured debt not permitted by this restriction, excluding debt that is secured by a permitted lien and the total amount of secured debt existing at the date of the indenture, plus

•	the total amount of attributable debt in respect of certain sale-leaseback transactions.

Permitted liens include:

•	liens that equally and ratably secure the notes;

•	liens on a corporation’s property, stock or debt at the time it becomes a restricted subsidiary;

•	liens on property at the time we or a restricted subsidiary acquires the property, provided that no such lien extends to any of our other property or any other property of a restricted subsidiary;

•	liens securing payment of a property’s purchase price or to secure debt incurred within one year after the property’s acquisition for the purpose of financing the purchase price;

•	liens securing debt owing by a restricted subsidiary to us or another restricted subsidiary;

•	liens on property of an entity at the time such entity is merged into or consolidated with us or a restricted subsidiary or at the time we or a restricted subsidiary acquire all or substantially all of the assets of the entity;

•	liens in favor of any customer to secure payments or performance pursuant to any contract or statute, any related indebtedness, or debt guaranteed by a government or governmental authority;

•	liens arising pursuant to any order of attachment, distraint or similar legal process so long as the execution or other enforcement is effectively stayed and the claims secured are being contested in good faith by appropriate proceedings;

•	materialmen’s, suppliers’, tax or similar liens arising in the ordinary course of business for sums not overdue or which are being contested in good faith by appropriate proceedings; and

•	any renewal, extension or replacement for any lien permitted by one of the exceptions described above or a lien existing on the date that the new notes are first issued, provided that the renewal, extension, or replacement is limited to all or any part of the same property subject to the existing lien. (Section 4.03 of the indenture)

The indenture also restricts our ability and the ability of our restricted subsidiaries to enter into sale-leaseback transactions, as defined below.

However, this restriction will not apply in certain situations. We or a restricted subsidiary may enter into a sale-leaseback transaction if, after giving effect to the sale-leaseback transaction, the total amount of all debt secured by liens that would otherwise be prohibited by the covenant limiting liens described above plus all attributable debt in respect of sale-leaseback transactions that would otherwise be prohibited does not exceed 10% of consolidated net tangible assets. In addition, we or a restricted subsidiary may enter into a sale-leaseback transaction if:

•	the lease is for a period of three years or less;

•	the lease is between us and our restricted subsidiaries or between our restricted subsidiaries;

•	we or a restricted subsidiary would be entitled under the covenant limiting liens described above to create a lien on the property to be leased securing debt in an amount at least equal in amount to the attributable debt for the sale-leaseback transaction without equally and ratably securing the notes;

•	we own or acquire other property which will be made a principal property and is determined by our board of directors to have a fair value equal to or greater than the attributable debt incurred; or

•	we or a restricted subsidiary make an optional prepayment in cash of our or its debt in an amount at least equal to the attributable debt for the lease, the prepayment is made within 120 days, the debt prepaid is not owned by us or a restricted subsidiary and the debt prepaid was long-term debt at the time it was created. (Section 4.04 of the indenture)

The indenture will not otherwise limit our ability to incur additional debt.

The following are summaries of definitions for certain terms we have just used. For the full definition of these terms, you should refer to the indenture.

Attributable debt for a lease means the carrying value of the capitalized rental obligation determined under generally accepted accounting principles.

Consolidated net tangible assets means our total assets, including the assets of our subsidiaries, as reflected in our most recent balance sheet, less current liabilities, goodwill, patents and trademarks.

Principal property means, with certain exceptions, any manufacturing facility located in the United States and owned by us or by one or more restricted subsidiaries and which has, as of the date the lien is incurred, a net book value, after deduction of depreciation and similar charges, greater than 3% of consolidated net tangible assets, or any manufacturing facility or other property declared to be a principal property by our chief executive officer or chief financial officer by delivery of a certificate to that effect to the trustee. We have very few, if any, principal properties at any given time.

Restricted property means any principal property, any debt of a restricted subsidiary owned by us or a restricted subsidiary on the date the new notes are first issued or secured by a principal property or any shares of our stock or the stock of a restricted subsidiary.

Restricted subsidiary means one of our subsidiaries that has substantially all of its assets located in, or carries on substantially all of its business in, the United States and that owns a principal property, except that a subsidiary shall not be a restricted subsidiary if its shares are registered with the SEC or if it is required to file periodic reports with the SEC.

Sale-leaseback transaction means, subject to certain exceptions, an arrangement pursuant to which we, or a restricted subsidiary, transfer a principal property to a person and contemporaneously lease it back from that person.

Consolidation, Merger or Sale

We may neither consolidate with nor merge into another corporation nor transfer all or substantially all of our assets to another corporation unless:

•	either (1) we are the continuing entity in the case of a merger or (2) the resulting, surviving or transferee corporation, if other than Lockheed Martin, assumes all of our obligations under the notes and the indenture;

•	immediately after giving effect to the transaction, no event of default and no circumstances which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

•	we have delivered to the trustee an officers’ certificate and a legal opinion confirming that we have complied with the indenture. (Article 5 of the indenture)

Events of Default

The following are events of default under the indenture with respect to the notes:

•	failure to pay the principal or any premium on any note when due;

•	failure for 30 days to pay interest on any note when due;

•	failure to perform any other covenant in the indenture that continues for 90 days after we have been given written notice of such failure; or

•	certain events in bankruptcy, insolvency or reorganization. (Section 6.01 of the indenture)

The trustee may withhold notice to the holders of the notes of any default, except a payment default, if it considers such action to be in the holders’ interests.

If an event of default occurs and continues, the trustee, or the holders of at least 25% in aggregate principal amount of the notes, may declare the entire principal of all the notes to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the notes can void the acceleration of payment.

The indenture provides that the trustee has no obligation to exercise any of its rights at the direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in principal amount of the notes have the right to direct any proceeding, remedy, or power available to the trustee with respect to the new notes.

Defeasance

The indenture permits us to discharge or defease certain of our obligations for the notes. We may defease the notes by depositing with the trustee in trust cash or government securities sufficient to pay all sums due on the notes. Under certain circumstances, if we defease the notes, our legal obligation to pay principal, interest and any premium on the notes will be discharged. (Sections 8.01 and 8.02 of the indenture)

We may only establish this kind of trust if, among other things, we have delivered to the trustee an opinion of counsel to the effect that, based on applicable U.S. federal income tax law or a ruling published by the United States Internal Revenue Service, the defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders of the notes.

Changes to the Indenture

Holders who own more than 50% in principal amount of the notes can agree with us to change the provisions of the indenture. However, without the consent of each affected holder of notes, no amendment can:

•	reduce the amount of notes whose holders must consent to an amendment, supplement or waiver;

•	reduce the interest rate of or extend the time of payment of interest on the notes;

•	reduce the principal of or extend the fixed maturity of the notes; or

•	make the notes payable in a currency or currency unit other than that stated in the new notes. (Section 9.02 of the indenture)

The new notes will vote and consent together with the old notes of the series for which they are exchanged on all matters on which holders of such old notes or exchange notes are entitled to vote and consent. We may enter into supplemental indentures for other specified purposes and to make changes that would not materially adversely affect your interests, including to provide for the issuance of additional notes, without the consent of any holder of the notes.

Concerning the Trustee

The Bank of New York is the trustee under the indenture. We conduct other banking transactions with the trustee and its affiliates in the ordinary course of our business.

We can remove the trustee in respect of the new notes in certain circumstances, including if the trustee ceases to be eligible to serve as trustee under the indenture and fails to resign following written request or is adjudged to be bankrupt or insolvent. The holders of a majority of the principal amount of the notes may also remove the trustee. The indenture prescribes procedures by which the trustee will be replaced, in the event of its removal. (Section 7.08 of the indenture)

Form, Denomination and Registration of Notes

The new notes will be issued in registered form, without interest coupons, in denominations of $1000 and integral multiples thereof, in the form of global notes.

No service charge will be imposed in connection with any transfer or exchange of any note, but we may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Global Notes

The new notes to be issued in the exchange for the old notes will be global notes and will be deposited with a custodian for DTC, and registered in the name of a nominee of DTC. Beneficial interests in the global notes will be shown on records maintained by DTC and its direct and indirect participants. A global security, such as a global note, is a special type of security held in the form of a certificate by a depositary for the investors in a particular issue of securities. The aggregate principal amount of the global security equals the sum of the principal amounts of the issue of securities it represents. The depositary or its nominee is the sole legal holder of the global security. The beneficial interests of investors in the issue of securities are represented in book-entry form in the computerized records of the depositary. If investors want to purchase securities represented by a global security, they must do so through brokers, banks or other financial institutions that have an account with the depositary.

If you, as an investor, are not be a registered legal holder of a global note, your rights relating to a global note will be governed by the account rules of your bank or broker and of the depositary, DTC, as well as general laws relating to securities transfers. We will not recognize a typical investor as a legal owner of the new notes for any purpose under the indenture or the new notes and instead will deal only with the trustee and DTC, the depositary that is the registered legal holder of the global notes.

You should be aware that as long as the new notes are issued only in the form of global securities:

•	you cannot have any of the new notes registered in your own name;

•	you cannot receive physical certificates for your interest in the new notes;

•	you will not be a registered legal holder of any of the new notes and must look to your own bank or broker for payments on the new notes and protection of your legal rights relating to the new notes;

•	you may not be able to sell interests in any of the new notes to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•	as an owner of beneficial interests in the global note, you may not be able to pledge your interests to anyone who does not have an account with DTC, or to otherwise take actions in respect of your interests, because you cannot obtain physical certificates representing those interests;

•	DTC’s policies will govern payments of principal and interest, transfers, exchanges and other matters relating to your interest in a global note. We and the trustee have no responsibility for any aspect of DTC’s actions or for its records of ownership interests in the global note. Also, we and the paying agent do not supervise DTC in any way; and

•	DTC will require that interests in the global note be purchased or sold within its system using same-day funds.

Description of DTC. DTC has advised us as follows:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934;

•	DTC holds securities that its participants (“direct participants”) deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•	direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations;

•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.;

•	access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•	the rules applicable to DTC and its direct and indirect participants are on file with the SEC.

The descriptions of the operations and procedures of DTC in this prospectus are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by it from time to time. Neither we nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

Payments on the Notes

Payments of principal and interest under each global note will be made to DTC’s nominee as the registered owner of such global note. We expect that the nominee, upon receipt of any such payment, will immediately credit DTC participants’ accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global note as shown on the records of DTC. We also expect that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of us, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global note or for maintaining or reviewing any records relating to such beneficial interests.

Certificated Notes

If DTC notifies us that it is unwilling or unable to continue as depositary for a global note and a successor depositary is not appointed by us within 90 days of such notice, or an Event of Default has occurred and is continuing and the trustee has received a request from DTC or Lockheed Martin in its sole discretion determines not to have all of the notes held in global form, the trustee will exchange each beneficial interest in that global note for one or more certificated notes registered in the name of the owner of such beneficial interest, as identified by DTC.

Governing Law

The indenture and the notes shall be governed by, and construed in accordance with, the laws of the State of Maryland.

Registration Rights

In connection with the issuance of the old notes on August 30, 2006, we entered into a registration rights agreement with the joint-lead dealer managers pursuant to which we agreed, for the benefit of the holders of the old notes, at our cost, to:

•	file with the SEC, not later than 90 days after August 30, 2006, a registration statement with the SEC, with respect to a registered offer to exchange the old notes for substantially identical notes that will not contain transfer restrictions and will be registered under the Securities Act; and

•	use our reasonable best efforts to cause this registration statement to become effective within 180 days of August 30, 2006.

The registration rights agreement provides that, upon the effectiveness of this registration statement, we will within two business days thereafter commence the exchange offer. We will keep the exchange offer open for not less than 30 days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the old notes. This registration statement, of which this prospectus is a part, is intended to satisfy some of our obligations under the registration rights agreement.

The Company also agreed that under certain circumstances it would file a shelf registration statement with the SEC covering resales by holders of the old notes in lieu of the registered exchange offer.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

Exchange of Notes

The exchange of old notes for new notes in the exchange offer will not constitute a taxable event to holders. Consequently,

•	no gain or loss will be recognized by a holder upon receipt of a new note;

•	the holding period of the new note will include the holding period of the old note; and

•	the adjusted tax basis of the new note will be the same as the adjusted tax basis of the old note immediately before the exchange.

In any event, persons considering the exchange of old notes for new notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations, as well as any consequences arising under laws of any other taxing jurisdiction.

PLAN OF DISTRIBUTION

We are not using any underwriters for this exchange offer.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any new notes received in exchange for old notes where such old notes were acquired by the broker-dealer as a result of market-making or other trading activities. We have agreed that starting on the expiration date and ending on the close of business following the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, during this 180-day period, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of new notes by broker-dealers or any other persons. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes, or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker-dealer that participates in a distribution of new notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit resulting from these resales of new notes and any commissions or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that request such documents in the letter of transmittal. We have agreed to pay certain expenses incident to the exchange offer (other than the expenses of counsel for the holders of the old notes) and commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes and the new notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the new notes offered hereby will be passed upon for us by King & Spalding LLP, New York, New York.

EXPERTS

The consolidated financial statements of Lockheed Martin Corporation appearing in Lockheed Martin Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2005 and Lockheed Martin Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of Lockheed Martin Corporation for the three-month periods ended March 31, 2006 and March 31, 2005, the three and six-month periods ended June 30, 2006 and June 30, 2005, and the three and nine-month periods ended September 30, 2006 and September 30, 2005 incorporated by reference in this Prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 25, 2006, July 25, 2006, and October 24, 2006, included in Lockheed Martin Corporation’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their reports on the unaudited interim financial information because those reports are not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

No person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information and representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or any offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Lockheed Martin Corporation since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

Until              , 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

LOCKHEED MARTIN CORPORATION

Offer to Exchange up to $1,079,230,000 in Principal Amount of 6.15% Senior Secured Notes

due 2036, Series B, that have been registered under the Securities Act of 1933 for

any and all outstanding 6.15% Notes due 2036,

that have not been registered under the Securities Act of 1933

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

The Maryland General Corporation Law authorizes Maryland corporations to limit the liability of directors and officers to the corporation or its stockholders for money damages, except (a) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding or (c) in respect of certain other actions not applicable to the Registrant. Under the Maryland General Corporation Law, unless limited by a corporation’s charter, indemnification is mandatory if a director or an officer has been successful on the merits or otherwise in the defense of any proceeding by reason of his or her service as a director, unless such indemnification is not otherwise permitted as described in the following sentence. Indemnification is permissive unless it is established that (a) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director had reasonable cause to believe his or her act or omission was unlawful. In addition to the foregoing, a court of appropriate jurisdiction may under certain circumstances order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding sentence or has been adjudged liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the director or officer. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of competent jurisdiction.

Article XI of the charter of Lockheed Martin limits the liability of directors and officers to the maximum extent permitted by the Maryland General Corporation Law. Article XI of the charter of Lockheed Martin also authorizes Lockheed Martin to adopt by-laws or resolutions to provide for the indemnification of directors and officers. Article VI of the By-laws of Lockheed Martin provides for the indemnification of the Lockheed Martin’s directors and officers to the fullest extent permitted by the Maryland General Corporation Law. In addition, Lockheed Martin’s directors and officers are covered by certain insurance policies maintained by Lockheed Martin.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit No.	Description

4.1	Indenture dated as of August 30, 2006 among Lockheed Martin Corporation and The Bank of New York, as trustee, relating to the notes, incorporated by reference to Exhibit 99.1 of the Corporation’s Current Report on Form 8-K filed with the Commission on August 31, 2006.

4.2	Registration Rights Agreement dated as of August 30, 2006 among Lockheed Martin Corporation and the purchasers named therein relating to the exchange offer for 6.15% Notes due 2036.*

4.3	Form of Note relating to new notes (included as Exhibit A in Exhibit 4.1).

5.1	Opinion of King & Spalding LLP as to the validity of the new notes.*

12.1	Computation of Ratio of Earnings to Fixed Charges.*

15.1	Acknowledgment of Ernst & Young LLP Regarding Unaudited Interim Financial Information.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of King & Spalding LLP (included in Exhibit 5.1).

24.1	Powers of Attorney.*

25.1	Statement of eligibility of trustee with regards to new notes indenture on Form T-1.*

99.1	Form of Letter of Transmittal for old 6.15% Notes due 2036.*

99.2	Form of Notice of Guaranteed Delivery for old 6.15% Notes due 2036.*

99.3	Form of Letter to Registered Holders and DTC Participants.*

99.4	Form of Instructions to Registered Holders from Beneficial Owner.*

99.5	Form of Letter to Clients.*

*	Previously filed.

Item 22. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of each registrants annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person of the registrants in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the act, and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to request for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethesda, state of Maryland, on November 14, 2006.

LOCKHEED MARTIN CORPORATION

/s/ David A. Dedman
Name: David A. Dedman
Title: Associate General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Robert J. Stevens	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	November 14, 2006

* Christopher E. Kubasik	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 14, 2006

* Martin T. Stanislav	Vice President and Controller (Principal Accounting Officer)	November 14, 2006

The Registration Statement has also been signed on November 14, 2006 on behalf of the following directors, who constitute a majority of the Board of Directors:

E.C. Pete Aldridge, Jr.*	Frank Savage*

Nolan D. Archibald*	James M. Schneider*

Marcus C. Bennett *	Anne Stevens*

James O. Ellis, Jr.*	Robert J. Stevens*

Gwendolyn S. King *	James R. Ukropina*

James M. Loy*	Douglas C. Yearley*

Douglas H. McCorkindale*

Eugene F. Murphy*

Joseph W. Ralston*

*By:	/s/ David A. Dedman	November 14, 2006
David A. Dedman (Attorney-in-fact**)

**	By authority of Powers of Attorney filed with this Registration Statement.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of August 30, 2006 among Lockheed Martin Corporation and The Bank of New York, as trustee, relating to the notes, incorporated by reference to Exhibit 99.1 of the Corporation’s Current Report on Form 8-K filed with the Commission on August 31, 2006.

4.2	Registration Rights Agreement dated as of August 30, 2006 among Lockheed Martin Corporation and the purchasers named therein relating to the exchange offer for 6.15% Notes due 2036.*

4.3	Form of Note relating to new notes (included as Exhibit A in Exhibit 4.1).

5.1	Opinion of King & Spalding LLP as to the validity of the new notes.*

12.1	Computation of Ratio of Earnings to Fixed Charges.*

15.1	Acknowledgment of Ernst & Young LLP Regarding Unaudited Interim Financial Information.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of King & Spalding LLP (included in Exhibit 5.1).

24.1	Powers of Attorney.*

25.1	Statement of eligibility of trustee with regards to new notes indenture on Form T-1.*

99.1	Form of Letter of Transmittal for old 6.15% Notes due 2036.*

99.2	Form of Notice of Guaranteed Delivery for old 6.15% Notes due 2036.*

99.3	Form of Letter to Registered Holders and DTC Participants.*

99.4	Form of Instructions to Registered Holders from Beneficial Owner.*

99.5	Form of Letter to Clients.*

*	Previously filed.